UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                                 April 19, 2005
                                 Date of Report
                        (Date of earliest event reported)


                                 ALPHATRADE.COM
                                 --------------
             (Exact name of registrant as specified in its charter)



           Nevada                          0-25631             98-0211652
 ------------------------------        ---------------      ------------------
(State or other Jurisdiction of       (Commission File      (I.R.S. Employer
 Incorporation or Organization)             Number)         Identification No.)



                        #1322 - 1111 West Georgia Street
                       Vancouver, British Columbia, Canada
                                     V6E 4M3
                    (Address of Principal Executive Offices)


                                 (604) 681-7503
                         (Registrant's Telephone Number)


                                       N/A
          (Former Name or Former Address if changed Since Last Report)


Item 8.01      Other Events.

AlphaTrade today announced that it has retained Investor Relations International
(IRI) to lead an expanded strategic investor relations program.

As investor relations counsel for AlphaTrade, Los Angeles-based IRI will use its multi-pronged method to raise investor awareness of the Company, its progress in executing its business strategy, and the Company's growth outlook. The investor relations program is intended to raise the investment community's awareness of the Company and its growth strategy using print and electronic media as well as


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direct communication with money managers and current or prospective shareholders.

"We are pleased to have Investor Relations International working with us to increase the professional investment community's interest in AlphaTrade," said Penny Perfect, AlphaTrade's Chief Executive Officer. "Having recently turned cash flow positive and seeing the growth potential that the Company has in both the short and long term future, we were seeking to partner with a highly experienced and respected IR firm to introduce our story to the investment community and help us improve our visibility on Wall Street. IRI is a firm with solid experience, a solid reputation and an aggressive, results oriented approach that should benefit our investors through increased shareholder value."

About IRI
---------
Investor Relations International (IRI), based in Los Angeles, is a leading investor relations firm serving a worldwide client base. The principals of IRI have developed award-winning investor relations programs for a number of NYSE and Nasdaq-listed companies such as Insmed, Inc., Internet Capital Group, LJ International, Starwood Hotels & Resorts Worldwide, ValueVision International, and others, and have assisted dozens of public companies ranging from emerging small-cap companies to multi national corporations with market capitalizations in excess of $15 billion. IRI's client index has outperformed the major stock indices by over 166%, as published in BusinessWeek. IRI designs and implements customized investor relations programs to meet each client's unique needs and enjoys one of the highest client retention rates in the industry.









                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ALPHATRADE.COM



DATED:   April 19, 2005                     /s/  Penny Perfect
                                            -------------------
                                            Penny Perfect, CEO






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